SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 23, 2004
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                                 HEALTHRENU MEDICAL, INC.
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             (Exact name of registrant as specified in its charter)



       Nevada                      0-21914                   84-1022287
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(State of incorporation)     (Commission File Number)   (IRS Employer ID number)




        307 South Friendswood Drive, Suite E-1, Friendswood, Texas 77546
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               (Address of principal executive office) (Zip code)


                                 (281) 996-8100
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              (Registrant's telephone number, including area code)


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Item 5.    Other Events and Regulation FD Disclosure.
           -----------------------------------------

In March 2004, the Registrant acquired all of the proprietary trademarks and other intellectual property and certain other assets (collectively referred to herein as the "Assets") of its wholly-owned subsidiary, Health Renu, Inc. a Delaware Corporation ("Health Renu"), in exchange for all of the stock of Health Renu, which stock was acquired by Darrell Good the Registrant's former President. The Assets had been used by Health Renu for medical research, development, sales and marketing of personal skin care and wound care products. The Registrant intends to continue to use the Assets for the same purposes.


In March 2004, the Registrant underwent a change in its management. Darrell Good resigned as President and was removed as a Director. Randy Mullins resigned as Chief Executive Officer. On that same date, the remaining Directors appointed Dr. Dianne Love as a Director, Rob Prokos as President and Chief Executive Officer, and Randy Mullins as Chief Financial Officer.


Item 7.         Financial Statements and Exhibits.
                ---------------------------------

c. Exhibits



                                   SIGNATURES

           Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 26th day of March, 2004.


                                         By:  /s/ Robert W. Prokos
                                         -----------------------
                                         Chief Executive Officer


Dated: March 26, 2004

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